EXHIBIT 99.1

FOR IMMEDIATE RELEASE



              ULTICOM ANNOUNCES FIRST QUARTER FISCAL 2004 RESULTS:
SALES OF $13,189,000, UP 44% YEAR-OVER YEAR; EARNINGS PER DILUTED SHARE OF $0.05



MOUNT LAUREL, NEW JERSEY, JUNE 2, 2004 - Ulticom, Inc. (NASDAQ: ULCM), a leading provider of service-enabling signaling software for wireless, wireline, and Internet communications, today announced financial results for the first quarter of fiscal year 2004, ended April 30, 2004.

For the quarter, Ulticom had sales of $13,189,000, an increase of 44% over sales of $9,129,000 in the first quarter of fiscal year 2003. Sales increased 30% sequentially, compared with $10,124,000 for the fourth quarter of fiscal year 2003. The Company posted net income of $2,185,000 ($0.05 per diluted share) compared with net income of $981,000 ($0.02 per diluted share) for the first quarter of fiscal year 2003 and compared with net income of $1,222,000 ($0.03 per diluted share) for the fourth quarter of fiscal year 2003.

"In the first quarter, Ulticom continued to benefit from the increased number of next-generation service platform deployments, particularly in support of prepaid wireless voice and data services. This trend was especially evident in the world's emerging markets, as carriers build networks to meet the demands of a rapidly growing prepaid subscriber base," said Shawn Osborne, President and CEO of Ulticom. " With our industry leading signaling products and our successful relationships with top equipment manufacturers, we believe Ulticom is well positioned to benefit from expanding opportunities in the market for wireless and broadband communications infrastructure."

The Company ended the quarter with cash, cash equivalents, and short-term investments of $229,562,000, working capital of $228,391,000, total assets of $246,412,000, and shareholders' equity of $234,804,000, each of which is at record levels.


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
Financial highlights at and for the three-month periods ended April 30, 2004, and prior year comparisons are as follows:


                              FINANCIAL HIGHLIGHTS
                      (In thousands, except per share data)


                                                         THREE MONTHS ENDED

                                                            (UNAUDITED)
                                                    APRIL 30,          APRIL 30,
                                                      2003               2004
Sales                                              $  9,129           $ 13,189
Cost of sales                                         2,767              3,496
                                                   --------           --------
Gross profit                                          6,362              9,693

Operating expenses:
Research and development                              2,262              2,777
Selling, general, and administrative                  3,723              4,276
                                                   --------           --------
Income from operations                                  377              2,640
Interest and other income, net                        1,109                482
                                                   --------           --------
Income before income tax provision                    1,486              3,122
Income tax provision                                    505                937
                                                   --------           --------
Net income                                         $    981           $  2,185
                                                   ========           ========

Earnings per share:
Basic                                              $   0.02            $  0.05
                                                   ========           ========
Diluted                                            $   0.02            $  0.05
                                                   ========           ========

Weighted average shares:
Basic                                                41,581             42,207
                                                   ========           ========
Diluted                                              42,594             43,525
                                                   ========           ========



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
                              FINANCIAL HIGHLIGHTS
                                 (In Thousands)

Balance Sheet Data:                                 JANUARY 31,      APRIL 30,
                                                       2004           2004

ASSETS                                                              (Unaudited)
------
CURRENT ASSETS:
     Cash and cash equivalents                      $ 128,713        $ 153,892
     Short-term investments                            95,817           75,670
     Accounts receivable, net                           6,417            4,560
     Inventories, net                                     762              706
     Prepaid expenses and other current assets          3,300            3,772
                                                    ---------        ---------
TOTAL CURRENT ASSETS                                  235,009          238,600

PROPERTY AND EQUIPMENT, net                             2,182            2,188
INVESTMENTS                                             5,463            5,463
OTHER ASSETS                                              163              161
                                                    ---------        ---------
TOTAL ASSETS                                        $ 242,817        $ 246,412
                                                    =========        =========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
     Accounts payable and accrued expenses          $   5,914        $   6,825
     Deferred revenue                                   3,707            3,384
                                                    ---------        ---------
TOTAL CURRENT LIABILITIES                               9,621           10,209

LONG-TERM LIABILITIES                                   1,349            1,399
                                                    ---------        ---------
TOTAL LIABILITIES                                      10,970           11,608
                                                    ---------        ---------

SHAREHOLDERS' EQUITY                                  231,847          234,804
                                                    ---------        ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $ 242,817        $ 246,412
                                                    =========        =========


ABOUT ULTICOM:

Ulticom provides service-enabling, signaling software for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching, and messaging services. Traded on NASDAQ, as ULCM, Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia. For more information visit, http://www.ulticom.com.



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
CONFERENCE CALL INFORMATION:

The Company will be hosting a conference call to discuss these results following this release on Wednesday, June 2, 2004 at 4:30 p.m. EDT. The dial-in number is 973-582-2749. A web cast of the call, both live and archived, will be available through the Ulticom website at www.ulticom.com. A digital replay of the call will be available for 48 hours. Access this replay by dialing 877-519-4471 and providing the digital PIN number 4817947.

NOTE: This release may contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially from forecasts and estimates are: risks associated with weaknesses in certain sectors of the global economy generally, and in certain sectors of the telecommunications industry in particular; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of our business and with increased expenditures; risks associated with holding a large proportion of our assets in cash equivalents and short-term investments and the reduction of prevailing interest rates; risks associated with our products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with our dependence on sales of our Signalware products; risks associated with future networks not utilizing signaling systems and protocols which our products are designed to support; risks associated with the development and acceptance of new products and product features; risks associated with our dependence on a limited number of customers for a significant percentage of our revenues; risks associated with our products having long sales cycles and our limited ability to forecast the timing and amount of product sales; risks associated with the integration of our products with those of equipment manufacturers and application developers and our ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with our reliance on a limited number of independent manufacturers to manufacture boards for our products and on a limited number of suppliers for our board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on our intellectual property rights and the inappropriate use by others of our proprietary technology; risks associated with prevailing economic conditions and financial trends in the public securities markets in general, and in the decline in the stock prices of technology companies in particular, including Ulticom; risks associated with the need for the Company to attract and retain key personnel and risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Ulticom, Signalware and Programmable Network are trademarks or registered trademarks of Ulticom, Inc.


Contact:   Chris Tunnard
           Ulticom, Inc.
           856 787 2972

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